EXHIBIT (J)(2)


                               CONSENT OF COUNSEL


         We consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A of The Treasurer's Fund, Inc. as filed with the Securities and Exchange Commission on or about January 30, 2002.


PAUL, HASTINGS, JANOFSKY & WALKER LLP


New York, New York
January 30, 2002